EXCHANGEABLE SHARE SUPPORT AGREEMENT

THIS AGREEMENT made the 1st day of October, 2015.

BETWEEN:

QUEST SOLUTION, INC., a Delaware corporation with file number 1796648 and a registered office at 1521 Concord Pike, Suite 303-B, Wilmington, New Castle, Delaware 19803

(the “Parent”)

AND:

QUEST EXCHANGE LTD., a Canadian corporation with incorporation number 945229-0 and a registered office at 8102 Route Transcanadienne, Montreal, Quebec H4S 1M5

(the “ExchangeCo”)

WHEREAS:

A.	Pursuant to an acquisition agreement (the “Acqusition Agreement”) dated as of October 1, 2015 between the Parent, the ExchangeCo, Viascan Group Inc. (the “Shareholder”) and ViascanQData Inc. (the “Company”), the ExchangeCo, a wholly owned subsidiary of the Parent, has offered to purchase the issued and outstanding shares of the Company from the Shareholder;

B.	Under the terms of the Acquisition Agreement, the Shareholder will receive exchangeable shares (the “Exchangeable Shares”) of the ExchangeCo, exchangeable into common stock of the Parent (the “Parent Common Stock”); and

C.	The parties wish to provide for and establish a procedure whereby the Parent will take certain actions and make certain payments and deliveries necessary to ensure that the ExchangeCo will be able to satisfy the obligations of the ExchangeCo to the Shareholder pursuant to the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as set forth in the Articles of the ExchangeCo (the “Share Provisions”) with respect to the payment and satisfaction of dividends, liquidation amounts, retraction prices, and redemption prices.

ARTICLE 1
DEFINITIONS AND INTERPRETATION

THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

1.1	Defined Terms

Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the Share Provisions.

1.2	Interpretation Not Affected by Headings

The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3	Number, Gender

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4	Date for any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day. For the purposes of this agreement, a “Business Day” means any day on which commercial banks are generally open for business in Montreal, Quebec, other than a Saturday, a Sunday or a day observed as a holiday in Montreal, Quebec under the laws of the Province of Quebec or the federal laws of Canada.

ARTICLE 2
COVENANTS OF THE PARENT AND THE EXCHANGECO

2.1	Covenants Regarding Exchangeable Shares

So long as any of the Exchangeable Shares owned by the Shareholder are outstanding, the Parent will:

(a)	not declare or pay any dividends on the Parent Common Stock, unless:

(i)	the ExchangeCo shall:

A.	simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Share Provisions and as determined by the Board of Directors of the ExchangeCo as contemplated by Section 2.7(d) hereof) on the Exchangeable Shares (an “Equivalent Dividend”);

B.	have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any Equivalent Dividend, or

(ii)	the ExchangeCo shall:

A.	subdivide the Exchangeable Shares in lieu of a stock dividend thereon (as provided for in the Share Provisions) (an “Equivalent Stock Subdivision”); and

B.	have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

(b)	advise the ExchangeCo sufficiently in advance of the declaration by the Parent of any dividend on the Parent Common Stock and take all such other actions as are reasonably necessary, in cooperation with the ExchangeCo, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Parent Common Stock;

(c)	ensure that the record date for any dividend declared on the Parent Common Stock is not less than 10 Business Days after the declaration date of such dividend;

(d)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the ExchangeCo, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of the ExchangeCo, the delivery of a Retraction Request by a holder of the Exchangeable Shares or a redemption of the Exchangeable Shares by the ExchangeCo, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the ExchangeCo to cause to be delivered the shares of the Parent Common Stock to the holders of the Exchangeable Shares in accordance with the provisions of Sections 5, 6 or 7, as the case may be, of the Share Provisions; and

(e)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the ExchangeCo, in accordance with applicable law, to perform its obligations arising upon the exercise by the ExchangeCo of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the ExchangeCo to cause to be delivered the shares of the Parent Common Stock to the holders of the Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be.

2.2	Segregation of Funds

The Parent will cause the ExchangeCo to deposit a sufficient amount of funds in a separate account of the ExchangeCo and segregate a sufficient amount of such other assets and property as is necessary to enable the ExchangeCo to pay dividends when due and to pay or otherwise satisfy its respective obligations under Sections 5, 6 or 7 of the Share Provisions, as applicable.

2.3	Reservation of the Parent Common Stock

The Parent hereby represents, warrants and covenants in favour of the ExchangeCo that the Parent has reserved for issuance and will, at all times while any of the Exchangeable Shares owned by Shareholder are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of the Parent Common Stock (or other shares or securities into which Parent Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof):

(a)	as is equal to the sum of:

(i)	the number of the Exchangeable Shares issued and outstanding from time to time; and

(ii)	the number of the Exchangeable Shares issuable upon the exercise of all rights to acquire the Exchangeable Shares outstanding from time to time; and

(b)	as are now and may hereafter be required to enable and permit the Parent to meet its obligations under the Voting and Exchange Agreement and under any other security or commitment pursuant to which the Parent may now or hereafter be required to issue shares of the Parent Common Stock, to enable and permit the ExchangeCo to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and its respective obligations hereunder and under the Share Provisions.

2.4	Notification of Certain Events

In order to assist the Parent to comply with its obligations hereunder and to permit the ExchangeCo to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, the ExchangeCo will notify the Parent of each of the following events at the time set forth below:

(a)	in the event of any determination by the Board of Directors of the ExchangeCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the ExchangeCo or to effect any other distribution of the assets of the ExchangeCo among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)	promptly, upon the earlier of receipt by the ExchangeCo of notice of and the ExchangeCo otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the ExchangeCo or to effect any other distribution of the assets of the ExchangeCo among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by the ExchangeCo of a Retraction Request;

(d)	on the same date on which notice of redemption is given to holders of the Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions; and

(e)	as soon as practicable upon the issuance by the ExchangeCo of any of the Exchangeable Shares or rights to acquire any Exchangeable Shares (other than the issuance of the Exchangeable Shares and rights to acquire the Exchangeable Shares in exchange for the issued and outstanding shares of the Company pursuant to the Acquisition Agreement).

2.5	Delivery of the Parent Common Stock to the ExchangeCo

In furtherance of its obligations under Sections 2.1(d) and (e) hereof, upon notice from the ExchangeCo of any event that requires the ExchangeCo to cause to be delivered shares of the Parent Common Stock to any holder of the Exchangeable Shares, the Parent shall forthwith issue and deliver or cause to be delivered to the ExchangeCo the requisite number of shares of the Parent Common Stock to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as the ExchangeCo shall direct. All such shares of the Parent Common Stock shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of each such share of the Parent Common Stock, the ExchangeCo shall issue to the Parent, or as the Parent shall direct, common shares of the ExchangeCo having equivalent value.

2.6	Qualification of the Parent Common Stock

The Parent will in good faith expeditiously take all such reasonable actions and do all such reasonable things as are necessary or desirable to cause any shares of the Parent Common Stock (or other shares or securities into which shares of the Parent Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued and delivered hereunder, to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Parent Common Stock (or such other shares or securities) have been listed by the Parent and remain listed and quoted or posted for trading. Each of the parties acknowledges and agrees that none of the shares of the Parent Common Stock have been or will be registered under the United States Securities Act of 1933, as amended, (the “1933 Act”), or under any securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to any U.S. Person (as defined in Section 6.2), except in accordance with the provisions of Regulation S under the 1933 Act (“Regulation S”), pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state, provincial and foreign securities laws. Each of the parties further acknowledges and agrees that the Parent has not undertaken, and will have no obligation, to register any of the shares of the Parent Common Stock under the 1933 Act or any other securities legislation.

2.7	Economic Equivalence

(a)	The Parent will not without prior approval of the ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9(b) of the Share Provisions:

(i)	issue or distribute the Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of the Parent Common Stock) to the holders of all or substantially all of the then outstanding shares of the Parent Common Stock by way of stock dividend or other distribution, other than an issue of shares of the Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of the Parent Common Stock) to holders of the Parent Common Stock who exercise an option to receive dividends in shares of the Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of the Parent Common Stock) in lieu of receiving cash dividends; or

(ii)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of the Parent Common Stock entitling them to subscribe for or to purchase shares of the Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of the Parent Common Stock); or

(iii)	issue or distribute to the holders of all or substantially all of the then outstanding shares of the Parent Common Stock (A) shares or securities of the Parent of any class other than Parent Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire Parent Common Stock), (B) rights, options or warrants other than those referred to in Section 2.7(a)(ii) above, (C) evidences of indebtedness of the Parent or (D) assets of the Parent, unless the economic equivalent (as determined by the Board of Directors of the ExchangeCo as contemplated by Section 2.7(d) hereof) on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by the Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Acquisition Agreement, unless the same or an economically equivalent change (as determined by the Board of Directors of the ExchangeCo as contemplated by Section 2.7(d) hereof) shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

(b)	The Parent will not without the prior approval of the ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9(b) of the Share Provisions:

(i)	subdivide, redivide or change the then outstanding shares of the Parent Common Stock into a greater number of shares of the Parent Common Stock; or

(ii)	reduce, combine, consolidate or change the then outstanding shares of the Parent Common Stock into a lesser number of shares of the Parent Common Stock; or

(iii)	reclassify or otherwise change shares of the Parent Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting shares of the Parent Common Stock,

unless the same or an economically equivalent change (as determined by the Board of Directors of the ExchangeCo as contemplated by Section 2.7(d) hereof) shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

(c)	The Parent will ensure that the record date for any event referred to in Section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by the Parent (with contemporaneous notification thereof by the Parent to the ExchangeCo).

(d)	The Board of Directors of the ExchangeCo shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 2.7(a) or 2.7(b) hereof and each such determination shall be conclusive and binding on the Parent. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of the ExchangeCo to be relevant, be considered by the Board of Directors of the ExchangeCo:

(i)	in the case of any stock dividend or other distribution payable in shares of the Parent Common Stock, the number of such shares issued in proportion to the number of shares of the Parent Common Stock previously outstanding;

(ii)	in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of the Parent Common Stock (or securities exercisable or exchangeable for or convertible into or carrying rights to acquire shares of the Parent Common Stock), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors of the ExchangeCo in the manner above contemplated) of the Parent Common Stock;

(iii)	in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of the Parent of any class other than Parent Common Stock, any rights, options or warrants other than those referred to in Section 2.7(d)(ii) above, any evidences of indebtedness of the Parent or any assets of the Parent), the relationship between the fair market value (as determined by the Board of Directors of the ExchangeCo in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of the Parent Common Stock and the current market value (as determined by the Board of Directors of the ExchangeCo in the manner above contemplated) of a share of the Parent Common Stock;

(iv)	in the case of any subdivision, redivision or change of the then outstanding shares of the Parent Common Stock into a greater number of shares of the Parent Common Stock or the reduction, combination, consolidation or change of the then outstanding shares of the Parent Common Stock into a lesser number of shares of the Parent Common Stock or any amalgamation, merger, reorganization or other transaction affecting shares of the Parent Common Stock, the effect thereof upon the then outstanding shares of the Parent Common Stock; and

(v)	in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of shares of the Parent Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily trading prices of such security during a period of not less than 20 consecutive trading days ending not more than three trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors of the ExchangeCo the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors of the ExchangeCo, in good faith and in its sole discretion, and provided further that any such determination by the Board of Directors of the ExchangeCo shall be conclusive and binding on the Parent.

(e)	The ExchangeCo agrees that, to the extent required, upon due notice from the Parent, the ExchangeCo will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by the ExchangeCo, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to the Parent Common Stock and Exchangeable Shares as provided for in this Section 2.7.

2.8	Tender Offers

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction for the purpose of acquiring the Parent Common Stock (an “Offer”) is proposed by the Parent or is proposed to the Parent or its shareholders and is recommended by the Board of Directors of the Parent, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of the Parent, and the Exchangeable Shares are not redeemed by the ExchangeCo pursuant to the Redemption Call Right, the Parent will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of the Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of shares of the Parent Common Stock, without discrimination. Without limiting the generality of the foregoing, the Parent will use its reasonable efforts expeditiously and in good faith to ensure that holders of the Exchangeable Shares may participate in all such Offers without being required to retract the Exchangeable Shares as against the ExchangeCo (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of the ExchangeCo to redeem the Exchangeable Shares, as applicable, in the event of a Parent Control Transaction.

2.9	Ownership of Outstanding Shares

Without the prior approval of the ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9(b) of the Share Provisions, the Parent covenants and agrees in favour of the ExchangeCo that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than the Parent or any of its Affiliates, the Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of the ExchangeCo.

2.10	Parent and Affiliates Not to Vote Exchangeable Shares

The Parent covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of the Exchangeable Shares in order to be counted as part of the quorum for each such meeting. The Parent further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the Canada Business Corporations Act (or any successor or other corporate statute by which the ExchangeCo may in the future be governed) with respect to any of the Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of the Exchangeable Shares.

2.11	Rule 10b-18 Purchases

For certainty, nothing contained in this Agreement, including without limitation the obligations of the Parent contained in Section 2.8 hereof, shall limit the ability of the Parent or the ExchangeCo to make a “Rule 10b-18 Purchase” of shares of the Parent Common Stock pursuant to Rule 10b-18 of the U.S. Securities Exchange Act of 1934, as amended, or any successor provisions thereof.

ARTICLE 3
PARENT SUCCESSORS

3.1	Certain Requirements in Respect of Combination, etc.

The Parent shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a)	such other person or continuing corporation (the “Parent Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of the Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of the Parent under this Agreement; and

(b)	such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder.

3.2	Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver a supplemental agreement hereto and thereupon the Parent Successor shall possess and from time to time may exercise each and every right and power of the Parent under this Agreement in the name of the Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of the Parent or any officers of the Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

3.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of the Parent with or into the Parent or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of the Parent provided that all of the assets of such subsidiary are transferred to the Parent or another wholly-owned direct or indirect subsidiary of the Parent and any such transactions are expressly permitted by this Article 3.

ARTICLE 4
GENERAL

4.1	Term

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as none of the Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire the Exchangeable Shares) are held by any person or entity other than the Parent and any of its Affiliates.

4.2	Changes in Capital of the Parent and the ExchangeCo

At all times after the occurrence of any event contemplated pursuant to Sections 2.7 and 2.8 hereof or otherwise, as a result of which either shares of the Parent Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which shares of the Parent Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3	Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4	Amendments, Modifications

This Agreement may not be amended or modified except by an agreement in writing executed by the ExchangeCo and the Parent and approved by the holders of the Exchangeable Shares in accordance with Section 9(b) of the Share Provisions.

4.5	Ministerial Amendments

Notwithstanding the provisions of Section 4.4 and pursuant to Section 4.5, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)	adding to the covenants of any or all parties provided that the Board of Directors of each of the ExchangeCo and the Parent shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)	making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of the ExchangeCo and the Parent, it may be expedient to make, provided that each such Board of Directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(c)	making such changes or corrections which, on the advice of counsel to the ExchangeCo and the Parent, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of the ExchangeCo and the Parent shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.6	Procedure for Ministerial Amendments

(a)	If the parties to this Agreement wish to amend or modify this Agreement pursuant to Section 4.5, the parties must provide five (5) Business Days’ prior written notice of any such amendment or modification to the holders of the Exchangeable Shares, such notice providing all amendments or modifications intended to be made to this Agreement, a statement as to why such amendments or modifications are not prejudicial to the rights or interests of the holders of the Exchangeable Shares, and permitting the holders of the Exchangeable Shares a right of response to such notice within five (5) Business Days.

(b)	If the holders of the Exchangeable Shares, acting reasonably, respond within five (5) Business Days of receipt of such written notice with a reasonable objection in writing to the suggested amendments or modifications and a statement as to why such amendments or modifications would be prejudicial to the rights or interests of the holders of the Exchangeable Shares, then the parties to this Agreement must not amend this Agreement pursuant to Section 4.5 and must receive approval from the holders of the Exchangeable Shares in accordance with Section 9(b) of the Share Provisions and in accordance with Section 4.4.

(c)	If the holders of the Exchangeable Shares do not respond with a reasonable objection in writing to the suggested amendments or modifications within five (5) Business Days, the parties may amend or modify this Agreement pursuant to Section 4.5.

4.7	Meeting to Consider Amendments

The ExchangeCo, at the request of the Parent, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the articles of the ExchangeCo, the Share Provisions and all applicable laws.

4.8	Amendments Only in Writing

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.9	Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.10	Notices to Parties

All notices and other communications required or permitted to be delivered to a party under this Agreement shall be in writing and shall be deemed to have been properly delivered, given or received (a) upon receipt when delivered by hand or (b) two business days after being sent by registered mail or by courier or express delivery service or by facsimile, provided that in each case the notice or communication is sent to the address or facsimile telephone number set forth beneath the name of such party below:

(a)	if to the Parent or the ExchangeCo:

Quest Solution, Inc.

PO Box 22736

Eugene, OR 97402

Attn: Tom Miller

Email: tmiller@questsolution.com

with a copy (but not as notice) to:

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

Monarch Plaza, Suite 1600

3414 Peachtree Road, N.E.

Atlanta, GA 30326-1164

Attn.: Joseph R. Delgado, Esq.

Email: jdelgado@bakerdonelson.com

Fax: 678-406-8836

4.11	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.12	Jurisdiction

This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

4.13	Fax Delivery

This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

4.14	Attornment

The Parent agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding and hereby appoints the ExchangeCo at its registered office in the Province of British Columbia as attorney for service of process.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

QUEST SOLUTION, INC.

Per:	/s/ Tom Miller
Authorized Signatory

QUEST EXCHANGE LTD.

Per:	/s/ Tom Miller
Authorized Signatory